Exhibit 99.1

National American University Holdings, Inc. Announces NAU Receives Approval to Offer

Education Doctorate (Ed.D.) Program

Rapid City, South Dakota, August 19, 2013, — National American University Holdings, Inc. (the “Company”) (NASDAQ: NAUH), which through its wholly owned subsidiary operates National American University (“NAU” or the “University”), a regionally accredited, proprietary, multi-campus institution of higher learning, today announced that the University has received from the Higher Learning Commission approval of the University’s request to offer the Education Doctorate (Ed.D.) in Community College Leadership. NAU is regionally accredited by the Higher Learning Commission and is a member of the North Central Association of Colleges and Schools.

The Ed.D. in Community College Leadership is the first doctoral program to be offered by NAU and is designed for senior administrators and aspiring leaders who wish to pursue a doctoral program that prepares them to serve in senior leadership positions in community and technical colleges. It will be offered through the University’s Harold D. Buckingham Graduate School located at the Roueche Graduate Center in Austin, Texas, which was established in May 2012 and is led by renowned community college leader Dr. John E. Roueche.

Ronald L. Shape, Ed.D., Chief Executive Officer of the Company, stated, “We are pleased that the University has received the necessary accreditation approval to offer NAU’s first doctoral-level program. Through internal and external evaluation processes, NAU’s Board of Governors determined that a significant need for an Ed.D. degree program was not being met, especially in the area of community college leadership. The University is now able to directly address that need and remain dedicated to providing quality education in a caring and supportive learning environment at all program levels, which now includes the doctoral level.”

About National American University Holdings, Inc.

National American University Holdings, Inc., through its wholly owned subsidiary, operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning offering associate, bachelor’s, and master’s degree programs in technical and professional disciplines. Accredited by The Higher Learning Commission and a member of the North Central Association of Colleges and Schools, NAU has been providing technical and professional career education since 1941. NAU opened its first campus in Rapid City, South Dakota, and has since grown to multiple locations throughout the central United States. In 1998, NAU began offering online courses. Today, NAU offers degree programs in traditional, online, and hybrid formats, which provide students increased flexibility to take courses at times and places convenient to their busy lifestyles.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, which was filed on August 2, 2013, and in its other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.

Contact Information:

National American University Holdings, Inc.

Dr. Ronald Shape

605-721-5220

rshape@national.edu

Investor Relations Counsel

The Equity Group Inc.

Carolyne Yu

415-568-2255

cyu@equityny.com

Adam Prior

212-836-9606

aprior@equityny.com